EXHIBIT 5

Bradley Arant Rose & White LLP

One Federal Place

1819 Fifth Avenue North

Birmingham, AL 35203

November 7, 2008

Board of Directors

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Ladies and Gentlemen:

In our capacity as counsel for Energen Corporation, an Alabama corporation (the “Company”), we have examined the Registration Statement on Form S-3 (the “Registration Statement”), in form as proposed to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of (a) its notes, debentures or other evidences of unsecured indebtedness (the “Debt Securities”), which may be issued pursuant to an Indenture dated as of September 1, 1996 by and between the Company and The Bank of New York, as Trustee, (b) its common stock, par value $0.01 per share (the “Common Stock”), (c) its preferred stock (the “Preferred Stock”), (d) purchase contracts which may be issued by the Company (the “Purchase Contracts”), (e) warrants which may be issued by the Company (the “Warrants”) and (f) units which may be issued by the Company (the “Units”). The Debt Securities, Common Stock, Preferred Stock, Purchase Contracts, Warrants and Units are collectively referred to as the “Offered Securities.” The Offered Securities are to be offered by the Company to the public pursuant to the Registration Statement.

For purposes of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

(i)	The Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”);

(ii)	Bylaws of the Company, as amended to date (the “Bylaws”);

(iii)	The Indenture, dated as of September 1, 1996, between the Company and The Bank of New York, as Trustee (as amended or supplemented in accordance with the terms thereof) (the “Indenture”);

(iv)	The Registration Statement and exhibits thereto, including the prospectus, in the form filed with the Commission;

(v)	Such records of the corporate proceedings of the Company and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

(vi)	Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

Based upon the foregoing, and subject to the completion of the corporate action or actions required to be taken by the Company based on the type of security being issued, the due execution and delivery of the relevant instrument representing any Offered Securities pursuant to which such Offered Securities may be issued and the qualifications, limitations and exceptions set forth below, we are of the opinion that:

1. With respect to the Debt Securities to be issued under the Indenture, when such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture; when such Debt Securities have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable definitive purchase, underwriting, or similar agreement; and in a manner contemplated in the Registration Statement, including the Prospectus Supplement (as hereinafter defined) relating to any such Debt Securities, the Debt Securities will be duly and validly authorized and issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When the shares of Common Stock of the Company have been duly executed by the Company; have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable definitive purchase, underwriting, or similar agreement; and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock, the Common Stock will be duly and validly authorized and issued and will be fully paid and nonassessable shares of Common Stock of the Company.

3. When the shares of Preferred Stock of the Company have been duly executed by the Company; have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable definitive purchase, underwriting, or similar agreement; and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Preferred Stock, the Preferred Stock will be duly and validly authorized and issued and will be fully paid and nonassessable shares of Preferred Stock of the Company.

4. When the Purchase Contracts, Warrants and Units have been issued and sold as described in the Registration Statement; and if in an underwritten offering, in accordance with the terms and conditions of the applicable definitive purchase, underwriting, or similar agreement; and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to any such Purchase Contracts, Warrants or Units, the Purchase Contracts, Warrants and Units will be duly and validly authorized and issued, will be fully paid and non-assessable Purchase Contracts, Warrants and Units of the Company, and will constitute legal, valid and binding obligations of the Company in accordance with their terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Offered Security:

(a) the board of directors or other authorized governing body of the Company shall have duly established the terms of such Offered Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Offered Security in conformity with the Certificate of Incorporation and Bylaws, each as amended through such time, and such authorization shall remain in effect and unchanged at all times during which such Offered Security is offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Offered Security takes place in accordance with such authorization);

(b) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective under the Securities Act of 1933, as amended, such effectiveness shall not have been terminated or rescinded, and such Registration Statement will comply with all applicable laws;

(c) a prospectus supplement (a “Prospectus Supplement”) will have been prepared and filed with the Commission describing said Offered Security and will comply with all applicable laws;

(d) said Offered Security will be issued and sold in compliance with all applicable federal and state securities laws and solely in the manner stated in the Registration Statement and in the applicable Prospectus Supplement and there will not have occurred any change in law affecting any of the opinions rendered herein;

(e) none of the terms of any such Offered Security to be established subsequent to the date hereof, nor the issuance and delivery of such Offered Security, nor the compliance by the Company, if applicable, with the terms of such Offered Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(f) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(g) with respect to Debt Securities, the trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed); and

(h) in the case of an indenture pursuant to which any Debt Securities are to be issued, there shall be no terms or provisions contained therein which would affect any of the opinions rendered herein.

Our opinions are furnished solely with regard to the Registration Statement pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, may be relied upon only in connection with the Registration Statement and may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission.

We express no opinion as to matters governed by any laws other than the laws of the State of Alabama and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the above-referenced Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the heading “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours very truly,

/s/ BRADLEY ARANT ROSE & WHITE LLP